EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-51538) of Greene County Bancorp, Inc. (the “Company”) of our report dated September 25, 2009, relating to the Company’s consolidated financial statements as of and for the years ended June 30, 2009 and 2008, which report appears in the Annual Report to Shareholders included as Exhibit 13.0 in this Form 10-K.

/s/ Beard Miller Company LLP
Beard Miller Company, LLP
Syracuse, New York
September 25, 2009